Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-221293

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 2, 2017)

$1,000,000,000

State Street Corporation

$500,000,000 Fixed-to-Floating Rate Senior Notes due 2024

$500,000,000 Fixed-to-Floating Rate Senior Notes due 2029

This is an offering of $500,000,000 aggregate principal amount of fixed-to-floating rate notes due 2024 (the “2024 fixed-to-floating rate notes”) and $500,000,000 aggregate principal amount of fixed-to-floating rate notes due 2029 (the “2029 fixed-to-floating rate notes” and, together with the 2024 fixed-to-floating rate notes, the “notes”) of State Street Corporation (“State Street”).

The 2024 fixed-to-floating rate notes will mature on December 3, 2024. The 2024 fixed-to-floating rate notes will bear interest from and including December 3, 2018 to, but excluding, December 3, 2023 at a fixed annual rate of 3.776%, payable semiannually in arrears, on June 3 and December 3 of each year, beginning on June 3, 2019. From and including December 3, 2023, the 2024 fixed-to-floating rate notes will bear interest at a floating rate equal to three-month U.S. dollar LIBOR plus 0.770%, reset quarterly and payable quarterly in arrears on March 3, 2024, June 3, 2024, September 3, 2024 and the maturity date. We will have the option to redeem the 2024 fixed-to-floating rate notes in whole, but not in part, on December 3, 2023 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The 2029 fixed-to-floating rate notes will mature on December 3, 2029. The 2029 fixed-to-floating rate notes will bear interest from and including December 3, 2018 to, but excluding, December 3, 2028 at a fixed annual rate of 4.141%, payable semiannually in arrears, on June 3 and December 3 of each year, beginning on June 3, 2019. From and including December 3, 2028, the 2029 fixed-to-floating rate notes will bear interest at a floating rate equal to three-month U.S. dollar LIBOR plus 1.030%, reset quarterly and payable quarterly in arrears on March 3, 2029, June 3, 2029, September 3, 2029 and the maturity date. We will have the option to redeem the 2029 fixed-to-floating rate notes in whole, but not in part, on December 3, 2028 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

There is no sinking fund for the notes. The notes are unsecured and will rank equally with all other existing and future senior unsecured indebtedness of State Street.

The notes are not bank deposits, and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Investing in the notes involves risks. See “Risk Factors ” beginning on page S-11.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2024 Fixed-to-Floating Rate Note	Per 2029 Fixed-to-Floating Rate Note	Total
Public offering price(1)	100.00%	100.00%	$1,000,000,000
Underwriting discounts	0.300%	0.400%	$3,500,000
Proceeds, before expenses, to State Street Corporation(1)	99.700%	99.600%	$996,500,000

(1)	Plus accrued interest, if any, from December 3, 2018, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there are no public trading markets for the notes. The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including the Euroclear System and Clearstream Banking S.A., on or about December 3, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Deutsche Bank Securities	J.P. Morgan

Co-Managers

Barclays	Credit Suisse	Lloyds Securities	UBS Investment Bank

Junior Co-Managers

Blaylock Van, LLC	Ramirez & Co., Inc.

The date of this prospectus supplement is November 28, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” on page S-36.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, a bank holding company headquartered in Boston, Massachusetts that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, State Street Corporation’s principal banking subsidiary. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, cost savings and transformation initiatives, investment portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, client growth and new technologies, services and opportunities, as well as industry, governmental, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

•

the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager;

•

increases in the volatility of, or declines in the level of, our net interest income, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and changes in the manner in which we fund those assets;

•

the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients;

•

the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S. and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients;

•

the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of such securities and the recognition of an impairment loss in our consolidated statement of income;

•

our ability to attract deposits and other low-cost, short-term funding, our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile;

•

the manner and timing with which the Board of Governors of the Federal Reserve System (“Federal Reserve”) and other U.S. and foreign regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

(“Dodd-Frank Act”), the Economic Growth, Regulatory Relief and Consumer Protection Act of 2018 (“EGRRCPA”), and related stress testing and resolution planning requirements, implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as the Alternative Investment Fund Managers Directive (“AIFMD”), UCITS, the Money Market Funds Regulation and MiFID II / MiFIR); among other consequences, these regulatory changes impact the levels of regulatory capital and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations;

•

adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act, EGRRCPA or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period;

•

requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted;

•

changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs;

•

economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.’s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or potential changes in trade policy and bi-lateral and multi-lateral trade agreements proposed by the U.S.;

•

our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment;

•

our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations;

•

the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the Department of Justice and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities;

•

the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation and adverse actions by governmental authorities;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings;

•	changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose;

•

the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes;

•	the potential for losses arising from our investments in sponsored investment funds;

•

the possibility that our clients will incur substantial losses in investment pools for which we act as agent, the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees with respect to such investment products are not appropriate or consistent with our fiduciary responsibilities;

•	our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength;

•	adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm;

•

our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented;

•

our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data;

•

changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty;

•

our ability to complete acquisitions, joint ventures and divestitures, including our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

•

the risks that our acquired businesses, including our acquisition of Charles River Systems, Inc. (“Charles River Development”), and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators;

•

our ability to integrate Charles River Development’s front office software solutions with our middle and back office capabilities to develop a front to middle to back office platform that is competitive and meets our clients’ requirements;

•

our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•

our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations;

•	changes in accounting standards and practices; and

•

the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus supplement, the accompanying prospectus and documents incorporated herein by reference, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or beliefs as of any time subsequent to the date of this prospectus supplement, the date of the accompanying prospectus or the date of such document incorporated by reference, as applicable. Unless specifically required by law, we undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street or an investment in the notes. Any investor in the notes should consider all risks and uncertainties disclosed in this prospectus supplement, the accompanying prospectus or in documents incorporated herein by reference.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-36. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

State Street Corporation

State Street Corporation is a bank holding company that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956. State Street was organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, referred to as State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $34.00 trillion of assets under custody and administration (AUCA) and $2.81 trillion of assets under management (AUM) as of September 30, 2018. As of September 30, 2018, we had consolidated total assets of $234.01 billion, consolidated total deposits of $168.20 billion, consolidated total shareholders’ equity of $24.55 billion and 39,020 employees. We operate in more than 100 geographic markets worldwide, including in the U.S., Canada, Europe, the Middle East and Asia.

Our operations are organized for management reporting purposes into two lines of business: Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT.” Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

Risk Factors

An investment in the notes involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

The Offering

Issuer	State Street Corporation

Securities Offered	$500,000,000 initial aggregate principal amount of fixed-to-floating rate senior notes due 2024

$500,000,000 initial aggregate principal amount of fixed-to-floating rate senior notes due 2029

Maturity Dates	2024 fixed-to-floating rate notes: December 3, 2024

2029 fixed-to-floating rate notes: December 3, 2029

Ranking	The notes are unsecured and will rank equally with all of our other existing and future senior unsecured indebtedness.

Issue Date	December 3, 2018

Interest Rates	2024 fixed-to-floating rate notes: From and including December 3, 2018 to, but excluding, December 3, 2023 at a fixed annual rate of 3.776%, and from and including December 3, 2023 to, but excluding, December 3, 2024 at a floating rate equal to three-month U.S. dollar LIBOR plus 0.770%, reset quarterly.

2029 fixed-to-floating rate notes: From and including December 3, 2018 to, but excluding, December 3, 2028 at a fixed annual rate of 4.141%, and from and including December 3, 2028 to, but excluding, December 3, 2029 at a floating rate equal to three-month U.S. dollar LIBOR plus 1.030%, reset quarterly.

The period during which either series of notes bears interest at a fixed rate is referred to as a “fixed rate period,” and the period during which either series of notes bears interest at a floating rate is referred to as a “floating rate period.”

Interest Payment Dates	Interest on the notes during a fixed rate period will be payable semi-annually in arrears on each June 3 and December 3, commencing on June 3, 2019, and interest during a floating rate period will be payable quarterly in arrears on March 3, June 3, September 3 and the maturity date.

Interest Periods for Floating Rate Periods	Quarterly; interest periods during any floating rate period will be the period from and including an interest reset date to, but excluding, the next interest reset date.

Interest Reset Dates for Floating Rate Periods	March 3, June 3 and September 3

Interest Determination Dates for Floating Rate Periods	Two London business days prior to the first day of each interest period during a floating rate period

Record Dates	The regular record date for interest payments during a fixed rate period will be each May 19 and November 18 preceding the applicable fixed rate interest payment date, and the regular record date during a floating rate period will be the February 17, May 19 and August 19 preceding the applicable fixed-to-floating rate interest payment date.

Sinking Fund	None

Optional Redemption	2024 fixed-to-floating rate notes: We will have the option to redeem the 2024 fixed-to-floating rate notes in whole, but not in part, on December 3, 2023 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

2029 fixed-to-floating rate notes: We will have the option to redeem the 2029 fixed-to-floating rate notes in whole, but not in part, on December 3, 2028 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Form	Fully-registered global notes in book-entry form

Minimum Denominations	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP Numbers	2024 fixed-to-floating rate notes: 857477 BC6

2029 fixed-to-floating rate notes: 857477 BD4

ISIN	2024 fixed-to-floating rate notes: US857477BC69

2029 fixed-to-floating rate notes: US857477BD43

Trustee	U.S. Bank National Association

Calculation Agent	State Street Bank and Trust Company, an affiliate thereof or any other bank or other entity as State Street may appoint

Covenants	The terms of the notes will contain only very limited protections for holders of notes. In particular, the notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations ranking on a pari passu basis with the notes; or

•	conduct other transactions that may adversely affect the holders of the notes.

The terms of the notes will impose certain limitations on our ability to sell or otherwise dispose of or grant a security interest in or permit the issuance of any voting stock or any securities convertible or exercisable into voting stock of State Street Bank or of any subsidiary that owns voting stock of State Street Bank. See “Description of Debt Securities—Limitation Upon Disposition of Voting Stock of State Street Bank” in the accompanying prospectus.

Events of Default and Acceleration	The only events of default with respect to the notes are:

•	failure to pay principal, any premium or required interest for 30 days after it is due; and

•

certain events of insolvency or bankruptcy, whether voluntary or not, involving State Street Corporation. See “Risk Factors—Risks Relating to the Notes—The notes provide only limited acceleration and enforcement rights.”

Only these events of default provide for a right of acceleration of the notes. No other events, including an event of insolvency or bankruptcy of State Street Bank or a default in the performance of any other covenant in the indenture, will result in acceleration.

Advance Consent Regarding Replacement Capital Covenant	Each series of notes will provide that each holder of such series of notes, by acceptance thereof, agrees to waive, for itself and any and all successors and assigns, all rights with respect to, and irrevocably authorizes us to terminate, the Replacement Capital Covenant (as defined under “Description of the Notes—Waiver and Termination of Rights With Respect to State Street Replacement Capital Covenant”), in the event that the indebtedness represented by such series of notes becomes the Covered Debt (as defined in the Replacement Capital Covenant). See “Description of the Notes—Waiver and Termination of Rights With Respect to State Street Replacement Capital Covenant.”

Further Issuances	We may, from time to time, create and issue additional notes of either series, without the consent of the holders of the applicable series, on terms and conditions substantially identical to those of the applicable series of notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the applicable series of notes. See “Description of the Notes—Further Issuances” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $995.2 million, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

RISK FACTORS

An investment in the notes is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our Annual Report on Form 10-K filed with the SEC on February 26, 2018 and our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2018, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances.

Risks Relating to the Notes

The notes provide only limited acceleration and enforcement rights.

On December 15, 2016, the Federal Reserve adopted a final rule on total loss-absorbing capacity (“TLAC”), long-term debt (“LTD”) and clean holding company requirements (the “TLAC Rule”) that requires the eight U.S. global systemically important banks (“G-SIBs”), including State Street to, among other things, maintain minimum amounts of TLAC and LTD—i.e., debt having a maturity greater than one year from issuance—satisfying certain eligibility criteria, commencing January 1, 2019. The TLAC Rule disqualifies from eligible LTD, among other instruments, debt securities that permit acceleration for reasons other than an insolvency or similar proceeding of the top-tier bank holding company, a payment default continuing for 30 days or more, or a right exercisable on one or more dates specified in the instrument governing such debt securities and debt securities not governed by U.S. law. Debt securities issued prior to December 31, 2016 that would otherwise be ineligible because (1) they contain otherwise impermissible acceleration clauses or (2) they are not governed by U.S. law are grandfathered by the TLAC Rule and are considered eligible LTD.

As a result of the TLAC Rule, we have modified the indenture under which our senior debt securities are issued to provide that, for securities issued on or after May 8, 2017 (including the notes offered hereby), unless otherwise specified for a particular series of securities, the only events of default will be payment defaults that continue for 30 days or more and the entry of State Street Corporation into insolvency or similar proceedings as described in the accompanying prospectus. No other breach of a covenant contained in the indenture will give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such covenant breach occurs, neither the trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes—that is, they will not be entitled to declare the principal of the notes to be immediately due and payable because of the covenant breach. These covenant breaches would include, among others, any breach of the covenants described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” or “Description of Debt Securities—Limitation Upon Disposition of Voting Stock of State Street Bank” in the accompanying prospectus. In addition, if any covenant breach occurs, neither the trustee nor holders of notes will be entitled to enforce or seek any remedy, except as described under “Description of Debt Securities—Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs” in the accompanying prospectus. Furthermore, a State Street Bank bankruptcy, insolvency or reorganization event, or the appointment of a custodian, receiver or other similar official with respect to State Street Bank or all or substantially all of its property, will not constitute an event of default or a covenant breach under the notes.

The limitations on events of default and acceleration rights described above do not apply to our senior debt securities issued prior to May 8, 2017. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued before May 8, 2017 may be able to accelerate their securities so that such securities become immediately due and payable, while the holders of the notes would not be able to do so. In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on the notes. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

There are limited covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” included in the accompanying prospectus.

The notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of State Street Corporation only and will not be guaranteed by any of our subsidiaries, including State Street Bank, which is our principal banking subsidiary. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

We and our subsidiaries have significant regulatory capital, leverage, liquidity and debt obligations; payments on the notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a holding company and we conduct substantially all of our operations through subsidiaries, including State Street Bank, which is our principal banking subsidiary. We are also permitted, subject to certain restrictions under our existing indebtedness, to obtain additional LTD and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, the indenture relating to the notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of September 30, 2018, on a consolidated basis, our outstanding long-term indebtedness totaled approximately $10.34 billion (including approximately $7.8 billion of long-term senior indebtedness), and after giving effect to the issuance of the notes, would have totaled approximately $11.34 billion.

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels. Federal banking laws regulate the amount of dividends that may be paid by State Street Bank, our principal banking subsidiary, without prior approval.

In addition, the Federal Reserve is required by the Dodd-Frank Act, as amended by EGRRCPA, to establish more stringent capital requirements for large bank holding companies, and especially those institutions with consolidated assets equal to or greater than $250 billion or that are G-SIBs, such as State Street. The U.S. Basel III final rule adopted in 2013 subjects State Street and State Street Bank to, among other requirements, (1) a higher minimum tier 1 risk-based capital ratio requirement, (2) an additional requirement for a minimum common equity tier 1 capital ratio, (3) an additional requirement for a minimum supplementary tier 1 leverage ratio applicable to so-called “advanced approaches” banking organizations, and (4) a capital conservation buffer and a countercyclical capital buffer.

Provisions of the Basel III final rule became effective under a transition timetable that began in 2014, with full implementation required beginning January 1, 2019. The requirement for the capital conservation buffer began to be phased in on January 1, 2016, with full implementation by January 1, 2019. Implementation of the Basel III final rule has changed (and continues to change) the manner in which our regulatory capital ratios are calculated, reduced our calculated regulatory capital, and increased the minimum regulatory capital that we are required to maintain.

Beginning January 1, 2018, the final supplementary leverage ratio (“SLR”) rules introduced a higher minimum SLR requirement for the eight U.S. G-SIBs of at least 6% for an insured banking entity (including State Street Bank) in order to be well capitalized under the U.S. banking regulators’ prompt corrective action provisions, as well as a requirement of a minimum SLR of 5% for a holding company (including State Street Corporation), consisting of a minimum requirement of 3% and an additional 2% buffer, in order to avoid any limitations on distributions (and discretionary bonus payments). The EGRRCPA directs U.S. banking regulators to issue a rule that permits custody banks to exclude certain central bank reserves from the measure of total leverage exposure in the calculation of the SLR.

On October 30, 2018, the U.S. banking regulators issued a proposal that would, among other things, implement the standardized approach for counterparty credit risk (“SA-CCR”), a new methodology for calculating the exposure amount for derivative contracts under the U.S. regulatory capital rules. Under the proposal, we would have the option to use SA-CCR or the internal models methodology to calculate the exposure amounts of our cleared and uncleared derivatives, as well as the risk-weighted asset amount of our central counterparty default fund contributions, using the advanced approaches. We would be required to determine the exposure amounts of these items using SA-CCR under the standardized approach. The proposal would also incorporate SA-CCR into the calculation of our total leverage exposure for the purpose of the SLR. The proposal would require us to implement SA-CCR by July 1, 2020 but would permit early adoption before that date after a final rule adopting SA-CCR is effective.

We are also subject to the Federal Reserve’s final rule imposing a capital surcharge on U.S. G-SIBs. The surcharge requirements within the final rule began to phase-in on January 2016 and will be fully effective on January 1, 2019. As of January 1, 2017, the applicable G-SIB surcharge for State Street was calculated to be 1.5% of common equity tier 1 capital on a fully phased-in basis. State Street must satisfy its G-SIB surcharge requirements in order to make capital distributions (and discretionary bonus payments) without limitation. Further, State Street, like all other U.S. G-SIBs, is also subject to a 2% leverage buffer under the Basel III final rule. If State Street fails to exceed the 2% leverage buffer, it will be subject to increased restrictions, depending upon the extent of the shortfall, regarding capital distributions and discretionary executive bonus payments.

Furthermore, we are also subject to the TLAC Rule. Among other things, the TLAC Rule requires State Street to maintain minimum ratios of external TLAC and external LTD, plus an external TLAC buffer composed solely of high-quality equity capital, starting on January 1, 2019. Specifically, State Street must hold (1) combined eligible tier 1 regulatory capital and eligible LTD in an amount equal to at least 21.5% of total risk-weighted assets (using an estimated G-SIB method 1 surcharge of 1%) and 9.5% of total leverage exposure, as defined by the SLR final rule, and (2) qualifying external LTD equal to the greater of 7.5% of risk-weighted assets (using an estimated G-SIB method 2 surcharge of 1.5%) and 4.5% of total leverage exposure, as defined by the SLR final rule.

Among other purposes, this offering is intended to enable us to comply with the TLAC Rule. We currently do not expect to issue any LTD, other than the notes offered hereby, in order to comply with TLAC and LTD requirements applicable to us at their effective date, based in part on the expected implementation of Section 402 of the EGRRCPA, which directs the federal banking agencies to exclude certain central bank deposits from the calculation of the SLR of custodial banks such as State Street. A minimum ratio of LTD to SLR is one of the requirements under the TLAC Rule. If, contrary to our expectation, Section 402 is not implemented and no other regulatory change is made to the calculation of our SLR or the calibration of our LTD to SLR ratio requirement, we may in the future be required to issue additional LTD in order to comply with the TLAC Rule.

In addition, on June 14, 2018, the Federal Reserve finalized rules that establish single-counterparty credit limits (“SCCL”) for large banking organizations. U.S. G-SIBs, including State Street, are subject to a limit of 15% of tier 1 capital for aggregate net credit exposures to any “major counterparty” (defined to include other U.S. G-SIBs, foreign G-SIBs, and nonbank systemically important financial institutions supervised by the Federal Reserve). We are also subject to a limit of 25% of tier 1 capital for aggregate net credit exposures to any other unaffiliated counterparty. We must comply with the final SCCL rules beginning on January 1, 2020.

On October 31, 2018, the U.S. banking regulators proposed rules that, consistent with EGRRCPA, would establish a framework for tailoring compliance requirements for domestic firms based on their risk profiles. Although the proposed rules would simplify capital and liquidity requirements for certain institutions, owing to State Street’s G-SIB status, the regulatory requirements applicable to us would remain unchanged, except for a reduction in frequency of company-run Dodd-Frank Act stress tests from semi-annual to annual.

Maintaining the higher capital and liquidity levels required by the Basel III final rule, meeting the requirements of the SLR, TLAC and SCCL final rules, and complying with any future regulatory requirements, may reduce our profitability and performance measures and adversely affect the ability of State Street Bank to make distributions or pay dividends to State Street. As a result, our ability to make payments on the notes when due could be adversely affected.

Our preferred single point of entry resolution strategy could adversely affect our liquidity and financial condition and our ability to make payments on the notes when due.

In the event of material financial distress or failure, our preferred resolution strategy is the single point of entry strategy. Our resolution plan, including our implementation of the single point of entry strategy with a secured support agreement, involves important risks, including that: (1) the single point of entry strategy and the obligations under the related secured support agreement may result in the recapitalization of and/or provision of liquidity to State Street Bank and our other material entities and the commencement of bankruptcy proceedings by State Street Corporation at an earlier stage of financial stress than might otherwise occur without such mechanisms in place; (2) an expected effect of the single point of entry strategy, together with the TLAC Rule, is that State Street Corporation’s losses will be imposed on its shareholders and the holders of external LTD (including the notes) and other forms of TLAC securities currently outstanding or issued in the future by State Street Corporation, as well as on any other of our creditors, before any of our losses are imposed on the holders of the debt securities of certain of State Street Corporation’s operating subsidiaries or any of their depositors or creditors and before U.S. taxpayers are put at risk; (3) there can be no assurance that there would be sufficient recapitalization resources available to ensure that State Street Bank and our other material entities are adequately capitalized following the triggering of the requirements to provide capital and/or liquidity under the support agreement; and (4) there can be no assurance that credit rating agencies, in response to our resolution plan or the support agreement, will not downgrade, place on negative watch or change their outlook on our debt credit ratings, generally or on specific debt securities (including the notes). In the event that recapitalization actions were taken and were unsuccessful in stabilizing State Street Bank and our other material entities, equity and debt holders of State Street Corporation would likely, as a consequence, be in a worse position and suffer greater losses than would have been the case under a different resolution strategy.

In the event that we enter bankruptcy or resolution proceedings, holders of our unsecured debt securities, including the notes, would be at risk of absorbing our losses.

The notes are intended to satisfy the criteria for the external LTD that we are required to maintain under the TLAC Rule so that State Street Corporation’s losses will be imposed on its shareholders and the holders of external LTD (including the notes) and other forms of TLAC securities currently outstanding or issued in the future by State Street Corporation, as well as on any other of our creditors, before any of our losses are imposed on the holders of the debt securities of certain of State Street Corporation’s operating subsidiaries or any of their depositors or creditors and before U.S. taxpayers are put at risk. As a result, the execution of our preferred single point of entry resolution strategy in a proceeding under the U.S. Bankruptcy Code or the FDIC’s “orderly liquidation authority” under Title II of the Dodd-Frank Act will likely result in the holders of the notes absorbing State Street Corporation’s losses.

Our entry into resolution proceedings may affect the priority of the notes.

In the event that State Street Corporation enters into resolution proceedings pursuant to the FDIC’s “orderly liquidation authority” under Title II of the Dodd-Frank Act, your ability to recover the full amount that would otherwise be payable on the notes in a proceeding under the U.S. Bankruptcy Code may be impaired.

Title II of the Dodd-Frank Act created a new resolution regime known as “orderly liquidation authority” to which financial companies, including bank holding companies such as State Street Corporation, can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if the Secretary of the Treasury, together with two-thirds of the Federal Reserve Board and, in the case of a bank holding company, two-thirds of the FDIC’s Board of Directors, determines that the entity is in severe financial distress and that the entity’s failure would have serious adverse effects on the U.S. financial system. Absent any such determinations, State Street as a bank holding company would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then provisions of the Dodd-Frank Act, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the possible treatment of creditors under the orderly liquidation authority compared to that under the U.S. Bankruptcy Code, including the right of the FDIC to treat similarly situated creditors differently in certain circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a third party or “bridge” entity. In certain circumstances under the orderly liquidation authority, the FDIC could elect to pay certain claims in full, transfer certain claims to a third party or bridge entity and leave other claims behind in a receivership, even if these claims all rank equally, if the FDIC determines such actions are necessary to facilitate a smooth and orderly liquidation of the institution. In such circumstances, the various claimants may receive different recoveries with respect to their respective claims. The only statutory requirement that relates to such discrimination as between similarly situated creditors is that no creditor shall be worse off than if the institution had been liquidated under the bankruptcy code or similar insolvency law. There is no requirement that the FDIC obtain creditors’ consent to, or seek prior court review of, its actions. A receivership under the orderly liquidation authority could also lead to a large reduction or total elimination of the value of the financial company’s outstanding equity. For example, the FDIC could follow a single point of entry approach and transfer the assets of a financial company in receivership to a newly created bridge entity, the equity of which could be distributed to certain of the financial company’s creditors in satisfaction of their claims, with pre-existing equity holders receiving nothing. The orderly liquidation authority provides the FDIC with authority to cause shareholders and creditors of the financial company in receivership to bear losses before taxpayers are exposed to such losses, and amounts owed to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors.

While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and there may be additional rulemaking. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Holders of the notes could be at greater risk of being structurally subordinated if State Street sells or transfers its assets substantially as an entirety to one or more of its subsidiaries.

With respect to any securities issued on or after May 8, 2017, including the notes, we may sell or transfer our assets substantially as an entirety, in one or more transactions, to one or more entities, provided that such properties and assets, taken together, are not sold or transferred substantially as an entirety to one or more persons that are not subsidiaries of ours. If we sell or transfer our assets substantially as an entirety to our subsidiaries, third-party creditors of our subsidiaries could have additional assets from which to recover on their claims while holders of the notes could be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

A downgrade in our credit ratings, changes in the debt markets or other developments could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading prices and liquidity of the notes.

The trading prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.

In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness and regulatory considerations, including, without limitation, our single point of entry resolution strategy, or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit ratings generally, and the ratings on the notes, which could adversely impact the trading prices, or the liquidity, of the notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements. The ratings on the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Active trading markets for the notes may not develop.

The notes constitute new issues of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make markets in the notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

The amount of interest payable on each series of notes during its respective floating rate period is set only once per interest period based on the three-month U.S. dollar LIBOR rate on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month U.S. dollar LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month U.S. dollar LIBOR rate is not an indication that the three-month U.S. dollar LIBOR rate is more or less likely to increase or decrease at any time during a floating rate period, and you should not take the historical levels of the three-month U.S. dollar LIBOR rate as an indication of its future performance. You should further note that although the actual three-month U.S. dollar LIBOR rate on a floating rate interest payment date or at other times during the floating rate period for the notes may be higher than the three-month U.S. dollar LIBOR rate on the applicable interest determination date, you will not benefit from any such increase in the three-month U.S. dollar LIBOR rate until the next interest period. As a result, changes in the three-month U.S. dollar LIBOR rate may not result in a comparable change in the market value of the notes during their respective floating rate periods.

Uncertainty about the future of LIBOR may adversely affect the value of the notes and any discontinuation of LIBOR would impact the calculation of the interest rate on the notes during the floating rate period.

Regulation (EU) 2016/1011 (the “Benchmark Regulation”) was published by the European Parliament and the Council of the European Union on June 8, 2016. The Benchmark Regulation could have an adverse impact on any securities linked to LIBOR, if the methodology or other terms of LIBOR are changed in order to comply with the terms of the Benchmark Regulation, and such changes could (among other things) have the effect of reducing or increasing the rate or level or affecting the volatility of the published rate or level of LIBOR. In addition, the Benchmark Regulation stipulates that each administrator of a benchmark regulated thereunder must be licensed by the competent authority of the member state where such administrator is located. There is a risk that administrators of LIBOR will fail to obtain a necessary license, preventing them from continuing to provide LIBOR as a benchmark or cease to administer LIBOR altogether because of the additional costs of compliance with the Benchmark Regulation and other applicable regulations, and the risks associated therewith.

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis is not guaranteed. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR. In the event that a published LIBOR rate is unavailable, the rate on the notes during the floating rate period (as hereinafter defined) will be calculated as set forth herein under “Description of the Notes—Interest—Floating Rate Periods.” If we determine that LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the notes, the calculation agent will use, as directed by us, as a substitute the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution that is consistent with market practice. If no such alternative reference rate is available that is consistent with market practice, then we may, in our sole discretion, appoint an independent financial advisor to determine the appropriate alternative rate. In the event that we have determined that LIBOR has been permanently discontinued, but an alternative rate has not been determined or there is no market practice for the use of such alternative rate (and, in each case, an independent financial advisor has not determined an appropriate alternative rate or an independent financial advisor has not been appointed), then the rate of LIBOR for the next interest period shall be set to equal the rate of LIBOR for the then current interest period or, in the case of the first interest period of the floating rate period, the rate of LIBOR will be set equal to the LIBOR that was last available on the Reuters screen (as hereinafter defined), as determined by the calculation agent.

We may have the authority to make determinations that could adversely affect the floating interest rate payable on, and the market value of, the notes.

We will have discretion to determine if LIBOR has been discontinued or is no longer an acceptable benchmark, to direct the calculation agent to use the appropriate substitute or successor reference rate selected by a central bank, reserve bank, monetary authority or any similar institution, to direct the calculation agent to make related adjustments consistent with market practice, to determine that no alternative rate has been selected in accordance with the parameters above and to appoint an independent financial advisor to determine an appropriate rate and make any related adjustments. Additionally, we will have the discretion to appoint State Street Bank and Trust Company or any of its affiliates to act as calculation agent during the floating rate period. For a further description of our discretion in determining LIBOR, see “Description of the Notes—Interest—Floating Rate Periods.” and “Risk Factors—Uncertainty about the future of LIBOR may adversely affect the value of the notes and any discontinuation of LIBOR would impact the calculation of the interest rate on the notes during the floating rate period.” The exercise of this discretion by us could adversely affect the floating rate of interest payable on, and the market value of, the notes.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $995.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

DESCRIPTION OF THE NOTES

Each series of notes offered by this prospectus supplement will be issued by State Street Corporation under the indenture dated as of October 31, 2014, between State Street Corporation and U.S. Bank National Association, as senior trustee (the “Original Indenture”), as amended and supplemented by the first supplemental indenture dated as of May 8, 2017 (the Original Indenture, as so supplemented, the “Indenture”). The accompanying prospectus provides a more complete description of the Indenture. The notes will be senior debt securities, as such term is used in the accompanying prospectus. The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities in the accompanying prospectus, to which description we refer you.

General

The fixed-to-floating rate notes due 2024 issued in this offering, which we refer to as the 2024 fixed-to-floating rate notes, initially will be limited to $500,000,000 aggregate principal amount, and the fixed-to-floating rate notes due 2029 issued in this offering, which we refer to as the 2029 fixed-to-floating rate notes, initially will be limited to $500,000,000 aggregate principal amount. The 2024 fixed-to-floating rate notes will mature on December 3, 2024, and the 2029 fixed-to-floating rate notes will mature on December 3, 2029. We refer to the 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes, collectively, as the notes.

We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes. There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, equity securities of State Street. The notes are subject to defeasance in the manner described under the heading “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The notes will rank equally with all of State Street’s other existing and future senior unsecured indebtedness. As of September 30, 2018, on a consolidated basis, our outstanding long-term senior indebtedness totaled approximately $10.34 billion and, after giving effect to the issuance of the notes, would have totaled approximately $11.34 billion.

Interest

We refer to each period during which the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes bear interest at a fixed rate as a “fixed rate period,” and each period during which the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes bear interest at a floating rate as a “floating rate period.”

The 2024 fixed-to-floating rate notes will bear interest (i) during the period from and including December 3, 2018 to, but excluding, December 3, 2023 at a fixed annual rate of 3.776% and (ii) during the period from and including December 3, 2023 to, but excluding, the maturity date at a per annum rate equal to the applicable LIBOR rate plus 0.770%, reset quarterly, as described below. We will pay interest on the 2024 fixed-to-floating rate notes (i) during the fixed rate period for those notes, semiannually in arrears, on June 3 and December 3 of each year, commencing on June 3, 2019 and ending on December 3, 2023 (each such date, a “2024 notes fixed rate interest payment date”) and (ii) during the floating rate period for those notes, quarterly in arrears, on March 3, 2024, June 3, 2024, September 3, 2024 and the maturity date (each such date, a “2024 notes floating rate interest payment date”).

The 2029 fixed-to-floating rate notes will bear interest (i) during the period from and including December 3, 2018 to, but excluding, December 3, 2028 at a fixed annual rate of 4.141% and (ii) during the period from and including December 3, 2028 to, but excluding, the maturity date at a per annum rate equal to the applicable LIBOR rate plus 1.030%, reset quarterly, as described below. We will pay interest on the 2029 fixed-to-floating rate notes (i) during the fixed rate period for those notes, semiannually in arrears, on June 3 and December 3 of each year, commencing on June 3, 2019 and ending on December 3, 2028 (each such date, a “2029 notes fixed rate interest payment date” and together with each 2024 notes fixed rate interest payment date, a “fixed rate interest payment date”) and (ii) during the floating rate period for those notes, quarterly in arrears, on March 3, 2029, June 3, 2029, September 3, 2029 and the maturity date (each such date, a “2029 notes floating rate interest payment date” and together with each 2024 notes floating rate interest payment date, a “floating rate interest payment date”).

Fixed Rate Periods

Interest on the 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes during the applicable fixed rate periods for those notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a fixed rate interest payment date falls on a day that is not a business day, we will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as having been made on the date that the payment was first due and the holders of the applicable series of notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on each series of notes on any fixed rate interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes of such series are registered at the close of business on May 19 and November 18, whether or not a business day, next preceding the applicable fixed rate interest payment date.

Floating Rate Periods

For the purpose of calculating interest due on the 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes during the floating rate period for those notes, the initial floating rate interest period is the period from and including December 3, 2023 (in the case of the 2024 fixed-to-floating rate notes) or from and including December 3, 2028 (in the case of the 2029 fixed-to-floating rate notes) to, but excluding, the next interest reset date (as defined below) for such series of notes, and subsequent floating rate interest periods for each series of notes will be the periods from and including an interest reset date to, but excluding, the next interest reset date.

If a floating rate interest payment date for the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes during the floating rate period for those notes falls on a day that is not both a business day and a London business day, then such date will be postponed to the next day that is both a business day and a London business day, except that, if the next such date falls in the next calendar month, then such date will be advanced to the immediately preceding day that is both a business day and a London business day. If the maturity date of the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes is not a business day and a London business day, any payment of principal and interest otherwise due on such day on such series of notes will be made on the next succeeding day that is both a business day and a London business day, and no interest on such payment shall accrue for the period from and after such maturity date.

The interest payable on any floating rate interest payment date, other than the maturity date of the notes, and subject to certain exceptions, will be paid to the person in whose name such notes are registered at the close of business on February 17, May 19 and August 19, whether or not a London business day or a business day, next preceding the applicable floating rate interest payment date. Interest that we pay on the maturity date for each series of notes will be paid to the person to whom the principal will be payable.

During the respective floating rate periods, the notes will bear interest at a per annum rate equal to the applicable LIBOR rate plus, in the case of the 2024 fixed-to-floating rate notes, 0.770%, and in the case of the 2029 fixed-to-floating rate notes, 1.030%, in each case, reset quarterly. Interest during such floating rate periods will be computed on the basis of a 360-day year for the actual number of days elapsed. Interest will be reset for the notes on March 3, June 3 and September 3 (each, an “interest reset date”). If an interest reset date falls on a day that is not both a business day and a London business day, then such date will be postponed to the next day that is both a business day and a London business day, except that, if the next such date falls in the next calendar month, then such date will be advanced to the immediately preceding day that is both a business day and a London business day.

Determination of LIBOR

For each floating rate interest period, LIBOR will be determined by the calculation agent for such series of notes on the second London business day immediately preceding the first day of such interest period (each, an “interest determination date”) in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such interest period.

•

If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such interest period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent for such series of notes: three-month deposits in U.S. dollars, beginning on the first day of such interest period, and in a Representative Amount. The calculation agent for such series of notes will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such interest period will be the arithmetic mean of the quotations.

•

If fewer than two of the requested quotations described above are provided, LIBOR for the second London business day immediately preceding the first day of such interest period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London business day immediately preceding the first day of such interest period, by major banks in New York City selected by the calculation agent for such series of notes: three-month loans of U.S. dollars, beginning on the first day of such interest period, and in a Representative Amount.

•

If no quotation is provided as described above, then the calculation agent for such series of notes, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR, shall determine LIBOR for the second London business day immediately preceding the first day of such interest period in its sole discretion.

•

If State Street, in its sole discretion, determines that LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the notes and State Street has notified the calculation agent of such determination (a “LIBOR event”), the calculation agent will use, as directed by State Street, as a substitute for LIBOR (the “alternative rate”) for each future interest determination date, the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the calculation agent will, as directed by State Street, make such adjustments to the alternative rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such alternative rate. Notwithstanding the foregoing, if State Street determines that there is no alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR, State Street may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any Adjustments, and the decision of the IFA will be conclusive and binding on State Street, the calculation agent and the holders of the notes. If a LIBOR event has occurred, but for any reason an alternative rate has not been determined or there is no such market practice for the use of such alternative rate (and, in each case, an IFA has not determined an appropriate alternative rate and Adjustments or an IFA has not been appointed), the rate of LIBOR for the next interest reset date will be the rate of three-month LIBOR for the then current interest period; provided, however, that for purposes of the first interest period of the floating rate period, the rate of LIBOR will be set equal to LIBOR that was last available on the Reuters screen LIBOR01 (or any successor or replacement page), as determined by the calculation agent. The determination of LIBOR for each relevant interest period by the calculation agent will (in the absence of manifest error) be final and binding.

The calculation agent for each series of notes shall be a bank or other entity (which may be State Street or an affiliate of State Street) as State Street may appoint. State Street may appoint a different institution to serve as calculation agent from time to time after the original issue date of such series of notes without the consent of holders of such notes and without notice. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period for each series of notes, will be on file at our principal offices, will be made available to any noteholder upon request and will be final and binding in the absence of manifest error.

Definitions

In this subsection, we use several terms that have special meanings relevant to calculating LIBOR. We define these terms as follows:

The term “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of any debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

The term “Representative Amount” means $1,000,000.

The term “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

All percentages resulting from any calculation of the interest rate on the notes during the floating rate period for those notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes during the floating rate period for those notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

General

Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the notes are not represented by Global Notes (as defined below), at the office or agency of State Street maintained for such purpose in The City of Boston.

When we use the term “business day” in this “—Interest” section, we mean any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or The City of Boston are authorized or required by law or executive order to remain closed.

Optional Redemption

On at least 30 days but no more than 60 days prior written notice mailed to the registered holders of the notes, we may redeem:

•

the 2024 fixed-to-floating rate notes in whole, but not in part, on December 3, 2023 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date; and

•

the 2029 fixed-to-floating rate notes in whole, but not in part, on December 3, 2028 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Notwithstanding any of the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the redemption date will be payable on the interest payment date to the registered holders thereof as of the close of business on the relevant record date in accordance with the notes and the Indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes.

Events of Default

The following are “events of default” with respect to each series of notes:

(1)	default in the payment of any principal of, or premium on, such series when due, which continues for 30 days;

(2)	default in the payment of any interest on such series when due, which continues for 30 days; or

(3)	specified events of bankruptcy, insolvency or reorganization of State Street.

No other defaults under or breaches of the Indenture or either series of notes will result in an event of default, whether after notice, the passage of time or otherwise. However, certain events may give rise to a covenant breach, as described under the heading “—Covenant Breaches under the Senior Indenture” in the accompanying prospectus.

If an event of default occurs and is continuing with respect to a series of notes, other than an event of default resulting from voluntary bankruptcy, insolvency or reorganization of State Street, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series may declare the principal amount of all notes of such series to be due and payable or deliverable immediately. The notes will automatically be accelerated upon the occurrence of an event of default resulting from voluntary bankruptcy, insolvency or reorganization of State Street.

Notwithstanding any provision to the contrary in the Original Indenture, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default with respect to the notes.

At any time after the trustee or the holders of a series of notes have accelerated the notes of such series, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall be deemed not to have occurred. See “Risk Factors—Risks Relating to the Notes—The notes provide only limited acceleration and enforcement rights.”

Waiver and Termination of Rights With Respect to State Street Replacement Capital Covenant

In 2007, we caused the issuance of $800 million of floating rate capital securities (“Capital Securities”) of State Street Capital Trust IV, a Delaware statutory trust formed by us (the “Trust”), and issued $800 million of our floating rate junior subordinated debentures to the Trust (the “Underlying Securities” and, together with the Capital Securities, the “Securities”). In connection with these issuances, on April 30, 2007 we entered into a replacement capital covenant, which we subsequently amended on May 13, 2016 (as amended, the “Replacement Capital Covenant”). The Replacement Capital Covenant benefits persons that buy, hold or sell specified series of long-term indebtedness of our company, or our depository institution subsidiaries (the “Covered Debt”). The current Covered Debt under the Replacement Capital Covenant is our floating rate junior subordinated debentures due in 2028 (the “Debentures”), originally issued to State Street Capital Trust I, a Delaware statutory trust formed by us (“Trust I”), underlying the floating rate capital securities of Trust I (the “Trust I Capital Securities”). Effective as of December 21, 2016, in connection with our dissolution of Trust I, we caused all outstanding interests in Trust I Capital Securities to be exchanged for a like amount of Debentures.

The Replacement Capital Covenant provides that we may not repay, redeem or purchase any of the Securities, and no subsidiary of ours (including the Trust) may purchase, any of the Securities, on or before the date specified in the Replacement Capital Covenant, with certain limited exceptions, except to the extent that (i) we have obtained the prior approval of the Federal Reserve Board, if such approval is then required, and (ii) we have received proceeds, up to specified percentages of the aggregate principal amount repaid or the applicable redemption or purchase price, from the sale or issuance of qualifying securities with characteristics that are the same as, or more equity-like than, the applicable characteristics of the Securities during the 180 days prior to the date of that repayment, redemption or purchase (which period is shortened under certain specified circumstances).

In the event that we elect to repay, redeem or purchase the securities that serve as the Covered Debt (currently the Debentures), either in full or in part and, as a result thereof, the principal amount thereof is reduced below a specified threshold, we are required to identify another series of eligible debt to serve as the Covered Debt entitled to the benefits of the Replacement Capital Covenant. The 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes would each qualify as Covered Debt if we designated them as such and, therefore, if we redeem the Debentures we may designate either of the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes as the Covered Debt. If we designate either the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes as the Covered Debt, we expect that we would thereafter terminate the Replacement Capital Covenant in accordance with the terms of the applicable series of notes as described below.

The 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes will each provide that, in the event they are designated as the Covered Debt, each purchaser of such notes, for itself and any and all successors and assigns, waives all rights under, and irrevocably authorizes us to terminate, without further action by or payment to any holders of such notes, the Replacement Capital Covenant. This feature of the 2024 fixed-to-floating rate notes and the 2029 fixed-to-floating rate notes will effectively allow us to unilaterally terminate the Replacement Capital Covenant, if we so choose, in the event the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes are designated as the Covered Debt. This will provide us with flexibility, if and when we repay, redeem or purchase the Debentures, to redeem the Securities without issuing qualifying securities under the Replacement Capital Covenant.

By purchasing the 2024 fixed-to-floating rate notes or the 2029 fixed-to-floating rate notes, an investor shall be deemed to have waived, for itself and any and all successors and assigns, all rights with respect to, and to have irrevocably authorized us to terminate, the Replacement Capital Covenant upon any such series of notes becoming the Covered Debt as described above.

Further Issuances

We may from time to time, without the consent of the holders of the applicable series of notes, create and issue additional notes of either series on terms and conditions substantially identical to those of the applicable series of notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes of the applicable series. If the notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for any additional notes.

Modification and Waiver

The Indenture may, with certain exceptions as provided therein, be modified and amended with respect to a series of notes by us and the trustee with the consent of holders of at least a majority in aggregate principal amount of the outstanding notes of such series. In addition, the holders of at least a majority in aggregate principal amount of the outstanding notes of a series may waive certain covenants and past defaults under the Indenture relating to such series, except as described under the heading “Description of Debt Securities—Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs” in the accompanying prospectus.

Delivery and Form

The notes will be represented by permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). Each series of notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a note shall be entitled to receive a definitive certificate representing the notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearance and Settlement Procedures

Initial settlement of the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Trustee

U.S. Bank National Association will act as trustee for the notes, which will be issued under the Indenture. The Indenture is described in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the Indenture.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. Medicare tax on net investment income or federal alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass- through entity) of notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Tax Cuts and Jobs Act

Under the tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act, U.S. holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income, for example, original issue discount, earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for debt securities issued without original issue discount for taxable years beginning after December 31, 2017 and for debt securities issued with original issue discount for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Consequences to U.S. Holders

Payments of Interest

Subject to the discussion below regarding original issue discount, interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

We do not anticipate that the notes will have original issue discount, or OID, for U.S. federal income tax purposes. However, it is possible that the notes could have OID for U.S. federal income tax purposes, because the notes are variable rate debt instruments with a single fixed rate for more than one year and a qualified floating rate. For purposes of determining whether the notes have OID, an equivalent fixed rate debt instrument must be constructed (i) assuming the actual fixed rate is replaced with a qualified floating rate such that the fair market value of a note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, rather than the fixed rate and (ii) replacing a fixed rate substitute for the actual qualified floating rate and substitute qualified floating rate determined in clause (i), which, in each case, will be the value of the qualified floating rate on the issue date. If the equivalent fixed rate debt instrument has only qualified stated interest, which generally is stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the debt instrument at a single fixed rate of interest, then the notes will not have OID (assuming that the issue price of the notes is the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount, as set forth in the applicable U.S. Treasury Regulations). If the equivalent fixed rate debt instrument has interest that is not qualified stated interest, then such amount, as well as any amount by which the issue price is less than the stated principal amount, will be OID unless such amount is de minimis as set forth in the applicable U.S. Treasury Regulations, and U.S. holders generally would be required to include such OID in gross income over the term of the notes on a constant yield basis, regardless of their regular method of tax accounting.

The remainder of this discussion assumes that the notes will not be issued with OID.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note decreased by the amount of any principal payments received by the U.S. holder with respect to such note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short- term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited.

Assumption of our Obligations under the Notes

Under certain circumstances described in the accompanying prospectus under the heading “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” our obligations under the notes and the Indenture may be assumed by another person. An assumption by another person of our obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange by a holder of the notes for new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. In certain circumstances, such an assumption might not be deemed an exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass- through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non- U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the notes at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non- U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, redemption or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non- U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the certification described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of interest on the notes and, after December 31, 2018, gross proceeds from the sale or other disposition of the notes (including settlement of the notes at maturity) if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated November 28, 2018, we have agreed to sell to the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives, the following respective principal amounts of the notes:

Underwriter	Principal Amount of 2024 Fixed-to- Floating Rate Notes	Principal Amount of 2029 Fixed-to- Floating Rate Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$130,000,000	$130,000,000
Citigroup Global Markets Inc.	$100,000,000	$100,000,000
Deutsche Bank Securities Inc.	$100,000,000	$100,000,000
J.P. Morgan Securities LLC	$100,000,000	$100,000,000
Barclays Capital Inc.	$15,000,000	$15,000,000
Credit Suisse Securities (USA) LLC	$15,000,000	$15,000,000
Lloyds Securities Inc.	$15,000,000	$15,000,000
UBS Securities LLC	$15,000,000	$15,000,000
Blaylock Van, LLC	$5,000,000	$5,000,000
Samuel A. Ramirez & Company, Inc.	$5,000,000	$5,000,000

Total	$500,000,000	$500,000,000

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less selling concessions of up to 0.180% of the principal amount per 2024 fixed-to-floating rate note and up to 0.240% of the principal amount per 2029 fixed-to-floating rate note. Any underwriter may allow, and any such dealer may reallow, concessions of up to 0.120% of the principal amount per 2024 fixed-to-floating rate note and up to 0.160% of the principal amount per 2029 fixed-to-floating rate note to certain other dealers. After the initial public offering of the notes, the underwriters may change the public offering prices and concessions and discounts to dealers.

The following table summarizes the compensation we will pay:

	Per 2024 Fixed-to- Floating Rate Note	Per 2029 Fixed-to- Floating Rate Note	Total
Underwriting discounts	0.300%	0.400%	$3,500,000

We estimate that we will pay expenses of approximately $1,270,000 in connection with this offering.

The notes are new issues of securities with no established trading markets. In addition, we have not applied and do not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. One or more of the underwriters intends to make secondary markets for the notes. However, they are not obligated to do so and may discontinue making secondary markets for the notes at any time without notice. No assurance can be given as to how liquid the trading markets for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices.

•	Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters expect to deliver the notes to purchasers on or about December 3, 2018, which will be the business day following the pricing of the notes (such settlement cycle being herein referred to as “T + 3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes should consult their own advisor.

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of notes in any member state of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive. For the purposes of the above provisions, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

United Kingdom

In the United Kingdom, each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong),

(ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in

Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2018 and March 31, 2017, the three- and six-month periods ended June 30, 2018 and June 30, 2017 and the three- and nine-month periods ended September 30, 2018 and September 30, 2017, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 3, 2018, July 25, 2018 and October 31, 2018, included in State Street Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below (File No. 001-07511) and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the 2017 Form 10-K from our definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018; and

•

Current Reports on Form 8-K filed March 22, 2018, March 29, 2018, May 22, 2018 (Items 3.03, 5.07 and 9.01 only), June 28, 2018, July 20, 2018 (Item 8.01 only), July 31, 2018, September 21, 2018, September 25, 2018, September 27, 2018 and October 1, 2018.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

PROSPECTUS

$6,000,000,000

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

We may issue debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants, and we may offer and sell these securities from time to time in one or more offerings of up to $6,000,000,000 in aggregate offering price.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $6,000,000,000. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those documents. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-07511) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Amendment No. 1 to Form 10-K (the “2016 Form 10-K”), including the information specifically incorporated by reference into the 2016 Form 10-K from our definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•

Current Reports on Form 8-K filed January 18, 2017, January 20, 2017, February 28, 2017, May 8, 2017, May 15, 2017, May 23, 2017 (as amended on July 20, 2017), June 12, 2017, June 28, 2017, July 5, 2017 and September 1, 2017; and

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995, updated on March 7, 1995 and including any amendment or report filed to update such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, and other public statements we may make, may contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, cost savings and transformation initiatives, client growth and new technologies, services and opportunities, as well as industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

•

the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions;

•

increases in the volatility of, or declines in the level of, our net interest income, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients;

•

the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients;

•

the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

•

our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile;

•

the manner and timing with which the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and other U.S. and foreign regulators implement or reevaluate changes to the regulatory framework applicable to our operations, including implementation or modification of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the final rule implementing the Basel III framework in the United States (the “Basel III Final Rule”) and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations;

•

our resolution plan, submitted to the Federal Reserve and Federal Deposit Insurance Corporation (the “FDIC”) in June 2017, may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission filed in June 2017 or any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations;

•

adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III Final Rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period;

•

requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted;

•

changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs;

•

economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.’s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States;

•

our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment;

•

our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs of the appointment of a monitor under the deferred prosecution agreement with the Department of Justice and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities;

•

the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings;

•	changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose;

•

the large institutional clients on which we focus are often able to exert considerable market influence, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes;

•	the potential for losses arising from our investments in sponsored investment funds;

•

the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools;

•	our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength;

•	adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm;

•

our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented;

•

our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data;

•

our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations;

•

changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty;

•

our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

•

the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators;

•

our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus and documents incorporated herein by reference or disclosed in our other SEC filings, including the risk factors discussed in the 2016 Form 10-K. Forward-looking statements in this prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. We undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov or on the “Investor Relations” section of our corporate website at www.statestreet.com. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, or State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $32.11 trillion of assets under custody and administration and $2.67 trillion of assets under management as of September 30, 2017.

As of September 30, 2017, we had consolidated total assets of $235.99 billion, consolidated total deposits of $179.26 billion, consolidated total shareholders’ equity of $22.50 billion and 36,303 employees. We operate in more than 100 geographic markets worldwide, including the United States, Canada, Europe, the Middle East and Asia.

Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Our operations are organized into two lines of business, Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of adjusted earnings to fixed charges and our consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended September 30,	Years Ended December 31,
	2017	2016	2015	2014	2013	2012
Consolidated ratios of adjusted earnings to fixed charges:
Excluding interest on deposits:	11.49x	8.39x	5.98x	8.63x	8.31x	8.38x
Including interest on deposits:	8.86x	6.89x	4.82x	6.83x	6.82x	6.10x
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits:	7.12x	5.55x	4.43x	7.24x	7.62x	7.58x
Including interest on deposits:	6.07x	4.89x	3.80x	5.96x	6.36x	5.68x

For purposes of calculating the consolidated ratios of adjusted earnings to fixed charges presented above, adjusted earnings consist of consolidated pre-tax income from continuing operations, as reported, our share of pre-tax income (loss) of unconsolidated entities and fixed charges. Fixed charges, excluding interest on deposits, include interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor. Fixed charges, including interest on deposits, include interest on short-term borrowings and deposits, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor.

For purposes of calculating the consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends presented above, adjusted earnings consist of consolidated pre-tax income from continuing operations, as reported, our share of pre-tax income (loss) of unconsolidated entities and fixed charges. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, the portion of long-term leases representative of the interest factor, and pre-tax preferred stock dividends and related adjustments. Fixed charges and preferred stock dividends, including interest on deposits, include interest on short-term borrowings and deposits, interest on long-term debt, including amortization of debt issuance costs, the portion of long-term leases representative of the interest factor, and pre-tax preferred stock dividends and related adjustments. Pre-tax preferred stock dividends and related adjustments were calculated using income tax rates for the applicable year.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations.

DESCRIPTION OF DEBT SECURITIES

The senior debt securities will be issued under an indenture dated as of October 31, 2014, between us and U.S. Bank National Association, as senior trustee, which we refer to as the original senior indenture, as supplemented by the first supplemental indenture, dated as of May 8, 2017 between us and the senior trustee, which we refer to as the first senior supplemental indenture. We refer to the original senior indenture as amended by the first senior supplemental indenture as the senior indenture. The original senior indenture and the first senior supplemental indenture are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus forms a part.

The subordinated debt securities will be issued under an indenture dated as of October 31, 2014, between us and Wells Fargo Bank, National Association, as subordinated trustee, which we refer to as the original subordinated indenture, as amended by the first supplemental indenture, dated as of November 2, 2017 between us and the subordinated trustee, which we refer to as the first subordinated supplemental indenture. We refer to the original subordinated indenture as amended by the first subordinated supplemental indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture, as each may be amended or supplemented from time to time, individually as an indenture and collectively as the indentures. The original subordinated indenture and the first subordinated supplemental indenture are filed as exhibits to and, in the case of the original subordinated indenture, incorporated by reference into the registration statement of which this prospectus forms a part. For purposes of this section entitled “Description of Debt Securities,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The following summaries of the material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, the specific text of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness as described under “Subordinated Debt Securities—Subordination” beginning on page 19. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to the rights of creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by law.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of each series of debt securities being offered, including:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the person to whom any interest shall be payable;

•	the date or dates on which the principal is payable;

•

the rate or rates at which the debt securities shall bear interest, if any; the date or dates from which any such interest shall accrue; the dates on which any such interest shall be payable; and the record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on debt securities of the series shall be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of State Street;

•	the obligation to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on debt securities of the series shall be payable;

•

if debt securities of the series are to be payable, at our election or at the election of the registered holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•	whether the debt securities (in whole or any specified part thereof) are to be defeasable, and the manner in which the election to defease the debt securities shall be evidenced;

•	whether the debt securities are to be issued in global form;

•

any additional or different events of default that apply to the debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to the debt securities of the series;

•	with respect to subordinated debt securities, whether any changes to the subordination provisions of the subordinated indenture will apply;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Debt securities may be issued as original issue discount securities that bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue additional series of debt securities with the same terms as the previously issued series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to the holders of record at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of record of registered debt securities at their registered addresses.

Events of Default under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture:

•	default in the payment of any interest on the debt securities when due, which continues for 30 days;

•	default in the payment of any principal of, or premium on, the debt securities when due, which continues for 30 days; and

•	specified events of bankruptcy, insolvency or reorganization of State Street Corporation.

No other defaults under or breaches of the senior indenture or any senior debt securities will result in an event of default, whether after notice, the passage of time or otherwise. For example and for the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the senior indenture. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches.”

Senior debt securities issued by us prior to the date of the first supplemental indenture (the “Pre-2017 Senior Debt”) contain events of default that are different from those set forth above. In particular:

•

The events of default applicable to the Pre-2017 Senior Debt do not provide for a 30-day cure period with respect to any failure by us to pay the principal of, or premium on, those senior debt securities;

•

The Pre-2017 Senior Debt contains an additional event of default that is applicable if we fail to perform any of the covenants contained in the terms and conditions of, or the indenture governing, those senior debt securities and that failure continues for 90 days; and

•

The events of default applicable to most series of Pre-2017 Senior Debt provide that specified events of bankruptcy, insolvency or reorganization of State Street Bank would constitute an event of default with respect to those senior debt securities.

Accordingly, if we fail to pay the principal of, or premium on, any series of Pre-2017 Senior Debt when due, the holders of such senior debt securities would be entitled to declare their securities due and payable immediately, whereas holders of the senior debt securities issued under the senior indenture and offered pursuant to this prospectus would not be entitled to accelerate the senior debt securities offered hereby until 30 days after our failure to pay the principal of, or premium on, the senior debt securities issued under the senior indenture that we are offering pursuant to this prospectus. In addition, holders of the senior debt securities offered pursuant to this prospectus will not have the benefit of the additional events of default described above that are applicable to the Pre-2017 Senior Debt.

Covenant Breaches under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, a “covenant breach” would occur under the senior indenture with respect to a series of senior debt securities upon:

•	default in the deposit of any sinking fund payment; or

•

default in the performance of any obligation contained in the senior indenture (other than a covenant a default in whose performance is an event of default described above) for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the debt securities of such series.

A covenant breach is not an event of default with respect to any senior debt security issued under the senior indenture.

Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs

If an event of default under the senior indenture occurs and is continuing for any series of senior debt securities, other than an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation.

For senior debt securities issued under the senior indenture, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an event of default in respect of such securities. Except as described below, neither the senior trustee nor any holders of such securities will have any enforcement right or other remedy in respect of covenant breaches (including covenant breaches with respect to the covenant described below under “—Consolidation, Merger and Sale of Assets”).

At any time after the trustee or the holders have accelerated any series of senior debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall not be deemed to have occurred.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive a default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

In the case of a default in the payment of interest or principal, or premium, if any, that continues for 30 days, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default or a covenant breach, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of such debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy. However, in the case of a covenant breach or any other default that does not constitute an event of default, neither the trustee nor the holders of senior debt securities will be entitled to accelerate the maturity of such senior debt securities—that is, they will not be entitled to declare the principal of such securities to be immediately due and payable because of such covenant breach or other default.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any senior debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, unless:

•	that holder previously has given to the trustee written notice of a continuing event of default or a covenant breach with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a senior debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the senior trustee annually a statement as to the performance of our obligations under the senior indenture and as to any default in such performance. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

•

adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

•

adding or changing any provisions to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in certificated, uncertificated or global form;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	securing the debt securities of any series or provide for guarantees of the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

•

curing an ambiguity, correcting or supplementing any provision of the indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the indenture, not adversely affecting the interests of the holders of record of debt securities of any series in any material respect; and

•

conforming the text of the applicable indenture or the debt securities of any series to any provision of this section entitled “Description of Debt Securities” or any similarly captioned section in this prospectus, as supplemented by any applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, partnership, trust company or trust, and we may convey, transfer or lease all or substantially all of our assets to any corporation, partnership, trust company or trust, provided that (other than in the case of the conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries):

•

the resulting corporation, partnership, trust company or trust, if other than us, is organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default, and no event that, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), shall have happened and be continuing under the senior indenture; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. Wells Fargo Bank, National Association is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

Limitation Upon Disposition of Voting Stock of State Street Bank

The senior indenture prohibits us and any subsidiary of ours that owns voting stock in State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank, except that this restriction does not apply to dispositions made by us or any subsidiary or issuances if after giving effect to such disposition or issuance and any potential dilution, we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of State Street Bank free and clear of any security interest.

In addition, the restriction does not apply to:

•	mergers between us and State Street Bank, or any other corporations, subject to the merger limitations in the senior indenture; or

•

mergers between State Street Bank and any other U.S. corporation so long as (i) we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of the resulting entity and (ii) no event of default (and, with respect to any series of senior debt securities issued under the senior indenture, no covenant breach) and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of debt securities issued under the senior indenture, a covenant breach) shall have happened and be continuing under the senior indenture.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal, any premium and interest from the trust referred to below when those payments are due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities; registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities; the maintenance of an office or agency for payment; and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to certain covenants, including in the case of the senior indenture, the limitation on the disposition of voting stock of State Street Bank described above, applicable to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, which opinion in the case of legal defeasance shall also state that we have received a ruling from the Internal Revenue Service or there has been a change in federal income tax law since the date of the applicable indenture;

•

with respect to defeasance under the senior indenture, no event of default or covenant breach shall exist or be caused by the defeasance and with respect to defeasance under the subordinated indenture, no default shall exist or be caused by the defeasance; and

•	the defeasance shall not cause a default or breach under any of our other agreements or instruments.

Subordinated Debt Securities

Other than the terms of the subordinated indenture and the subordinated debt securities relating to subordination and events of default, absence of restrictive covenants applicable with respect to subordinated debt securities, and as otherwise described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and the subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities. As of the date of this prospectus, our 3.10% Senior Subordinated Notes Due 2023 (the “2023 Subordinated Notes”) are our only outstanding subordinated debt securities under the subordinated indenture.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

Events of Default under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, an event of default with respect to subordinated debt securities under the subordinated indenture is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street Corporation.

Defaults under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are “defaults” with respect to subordinated debt securities under the subordinated indenture:

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the payment of any principal or premium when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

•

default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series; and

•	any other default provided with respect to subordinated debt securities of that series.

For the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the subordinated indenture although the bankruptcy, insolvency or reorganization of State Street Bank will constitute a default (but not an event of default) with respect to the 2023 Subordinated Notes.

Remedies if an Event of Default or Default under the Subordinated Indenture Occurs

The subordinated debt securities will automatically be accelerated only upon the occurrence of an “event of default” resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation or the consent by State Street Corporation to relief under, or the taking of certain actions by State Street with respect to, certain insolvency laws. If an event of default resulting from the involuntary bankruptcy, insolvency or reorganization of State Street Corporation occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. There will be no right of acceleration of the payment of principal upon any other default, including payment defaults under the subordinated indenture or in the performance of any covenant or agreement in the subordinated indenture or subordinated securities.

In the case of a default (which, for clarity, is different from an “event of default” for the subordinated debt securities) in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the subordinated trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. If we fail to pay such amounts, upon demand, the subordinated trustee may institute a judicial proceeding for the collection of the amounts due and unpaid, to collect such amounts payable. In the case of any default with respect to the subordinated debt securities, the subordinated trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, during the continuance of any default in the payment of principal, premium or interest on senior indebtedness, no payment may be made on the subordinated debt securities if notice of such default has been given and certain judicial proceedings commenced or if judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•	indebtedness of ours for money borrowed;

•	similar obligations of ours arising from off-balance sheet guarantees and direct credit substitutes;

•

all obligations of ours for claims in respect of derivative products such as interest rate and foreign exchange contracts, commodities contracts and similar arrangements (and for purposes of this definition, “claim” shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of this prospectus); and

•	any deferrals, renewals or extensions of any senior indebtedness in each case, whether outstanding on the date of this prospectus or thereafter created, assumed or incurred, provided that in each case senior indebtedness shall not include (a) the subordinated debt securities; (b) the 2023 Subordinated Notes; and (c) such other indebtedness of ours as is by its terms expressly stated not to be senior in right of payment to, or to rank pari passu with, the subordinated debt securities or the other securities referred to in clause (b).

The term “indebtedness for money borrowed” means any obligation of ours, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation that will be filed with the SEC in connection with the offering of a particular series of preferred stock. For purposes of this section entitled “Description of Preferred Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 5,000 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series C, or the series C preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or the series D preferred stock, 7,500 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series E, or the series E preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, or the series F preferred stock, and 5,000 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, or the series G preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. 5,000 shares of our series C preferred stock, 7,500 shares of our series D preferred stock, 7,500 shares of our series E preferred stock, 7,500 shares of our series F preferred stock and 5,000 shares of our series G preferred stock were outstanding as of September 30, 2017. We redeemed all of the issued and outstanding shares of our series B preferred stock in 2009 and all of the issued and outstanding shares of our series A preferred stock in 2012.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or to discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

All series of our outstanding preferred stock have, and any other series of preferred stock that we may issue in the future will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock or series G preferred stock, each such series of preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, voting separately as separate classes, is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods, (ii) in the case of the series C preferred stock, for the then current dividend period and (iii) in the case of the series D preferred stock, series E preferred stock, series F preferred stock, series G preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is also subject to regulations and policies established by the Federal Reserve, including its capital planning requirements.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and the rights of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. Any redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies generally may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve. The factors the Federal Reserve currently considers in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series G preferred stock or any preferred stock designated as ranking equally with each such series of preferred stock as to the payment of dividends (whether non-cumulative or cumulative) and with like voting rights, referred to as voting parity securities, have not been paid,

•

in the case of the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, and voting parity securities bearing non-cumulative dividends, in an aggregate amount equal to at least three semi-annual dividends or six quarterly dividends, as applicable (whether or not consecutive), or

•	in the case of voting parity securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods (whether or not consecutive),

then the authorized number of directors then constituting our board of directors will be increased by two. Holders of the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, together with the holders of voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. The election of any preferred stock director is also subject to the qualification that at no time shall our board of directors include more than two preferred stock directors (including all directors that holders of any series of voting parity securities are entitled to elect pursuant to like voting rights). In the event the holders of the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, and the holders of voting parity securities are entitled to elect preferred stock directors, such directors shall be initially elected following a nonpayment event described above only at a special meeting called at the request of the holders of series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, and each other series of voting parity securities then outstanding (unless the request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event the election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders. When dividends have been paid in full on the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock, and any non-cumulative voting parity securities for dividend periods, whether or not consecutive, equivalent to at least one year after a nonpayment event and all dividends on any cumulative voting parity securities have been paid in full, then the right of the holders of the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock to elect the preferred stock directors shall cease (subject to revesting of such voting rights in the case of any future nonpayment event). Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the terms of office of the preferred stock directors shall forthwith terminate and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or that otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of that series, and any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

While we do not believe the preferred stock are considered “voting securities” currently, holders of the preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer & Trust Company, LLC will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights. For purposes of this section entitled “Description of Depositary Shares,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

General

We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 370,836,680 shares were outstanding as of October 31, 2017. For purposes of this section entitled “Description of Common Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of the series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding classes and series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our ability to declare and pay dividends on our common stock is subject to certain restrictions. See “Business—Supervision and Regulation—Capital Planning, Stress Tests and Dividends” in our most recently filed Annual Report on Form 10-K. We generally are not permitted to purchase shares of our common stock unless full dividends are paid (or declared, with funds set aside for payment) on all outstanding shares of preferred stock.

Our series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The BHC Act requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or that otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHC Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in:

•	debt securities of State Street Corporation or an entity unaffiliated with State Street Corporation; or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another purchase contract. For purposes of this section entitled “Description of Purchase Contracts and Units,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. For purposes of this section entitled “Description of Warrants,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any preferred stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities issued in book-entry form representing the entire issuance of securities. Unless otherwise specified in the applicable prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2016, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2017 and March 31, 2016, for the three and six-month periods ended June 30, 2017 and June 30, 2016, and for the three and nine-month periods ended September 30, 2017 and September 30, 2016, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2017, August 4, 2017 and November 1, 2017 included in State Street Corporation’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

$1,000,000,000

State Street Corporation

$500,000,000 Fixed-to-Floating Rate Senior Notes due 2024

$500,000,000 Fixed-to-Floating Rate Senior Notes due 2029

Prospectus Supplement

November 28, 2018

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

Deutsche Bank Securities

J.P. Morgan

Co-Managers

Barclays

Credit Suisse

Lloyds Securities

UBS Investment Bank

Junior Co-Managers

Blaylock Van, LLC

Ramirez & Co., Inc.